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                                                                   EXHIBIT 10.1


                        ADVANTAGE LIFE PRODUCTS, INC.
                        1509 S. FLORIDA AVE. SUITE 3
                           LAKELAND, FLORIDA 33803
                                (941)686-2621

June 11, 1997

Richard J. Diamond
1126 Lake Point Dr.
Lakeland, Florida 33803


     Re: Payment of Compensation Owed to you by Advantage Life Products, Inc.


Mr. Diamond,

The purpose of this letter is to confirm Advantage Life Products, Inc.'s (the "Company") agreement with you regarding payment of amounts owed you for compensation during your employment by the Company or its subsidiaries.

It is the Company's intention to immediately file a Form S-8 with the Securities and Exchange Commission, and to include the shares of the Company's common stock being transferred to you pursuant to this agreement in that filing. The Company is issuing you 45,000 shares of its common stock, as payment for compensation owed to you. This transfer relieves the Company of its obligation to pay you $103,500.00 for services previously rendered, or to be rendered by you to the Company and/or its subsidiaries.

Please sign, date and immediately return this letter to my attention if this form of payment is acceptable.


Sincerely,

/s/ Donald R. Mastropietro
-----------------------------
Donald R. Mastropietro
Chief Financial Officer &
Vice President of Finance


Signed and Accepted:

By:  /s/ Richard J. Diamond
    -------------------------
    Richard J. Diamond
Date:  June 11, 1997